                                                                EXHIBIT 4.2


                              AMENDED AND RESTATED
                                    BYLAWS OF
                             SYPRIS SOLUTIONS, INC.


                                   ARTICLE I.

                                     OFFICES

                  The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The principal office of the corporation shall be located in Louisville, Kentucky. The corporation may have such other offices as the business of the corporation may require from time to time.

                                  ARTICLE II.

                                  STOCKHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders shall be held between January 1st and December 31st of each year, beginning with the year 1998, on such date and at such hour as may be specified in the Notice of Meeting or in a duly executed waiver of notice thereof, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next business day which is not a legal holiday. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders to be held as soon thereafter as may be convenient.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders of the corporation may be called in accordance with the corporation's certificate of incorporation.

         SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Delaware as the place of meeting for any annual meeting, or any place either within or without the State of Delaware as the place of meeting for any special meeting called by the Board of Directors.

                  If no designation is made, or if a special meeting be called by other than the Board of Directors, the place of meeting shall be the principal office of the corporation in the State of Kentucky, except as provided in Section 5 of this Article.

         SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by telegraph, teletype or other form of wire or wireless communication, electronic transmission or by mail or private carrier, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting, except when a longer period of time is required by statute. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as it appears on the records of the corporation, with first class postage thereon prepaid.

         SECTION 5. MEETING OF ALL STOCKHOLDERS. If all of the stockholders shall meet at any time and place, either within or without the State of Delaware, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

         SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, in which case the Board of Directors shall fix a new record date.

         SECTION 7. VOTING LISTS AND SHARE LEDGER. The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 8. QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. The stockholders present at a duly organized meeting can continue to do business for the remainder of the meeting and for any adjournment thereof until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, unless a new record date is or must be set for that adjourned meeting.

         SECTION 9. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or by the transmission of an electronic submission or in such manner allowed by the Delaware General Corporation Law) by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the

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time of the meeting. A stockholder may revoke his proxy at any time prior to the establishment of a quorum at any meeting of stockholders. Such revocation shall be in writing (or by the transmission of an electronic submission or in such manner allowed by the Delaware General Corporation Law) and delivered to the secretary of the corporation prior to the time the presence of a quorum has been determined and declared.


                                  ARTICLE III.

                                    DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed under the direction of a Board of Directors.

         SECTION 2. NUMBER AND TENURE OF DIRECTORS. The number of directors of the corporation shall be not less than three (3) nor more than twelve (12). The Board of Directors may from time to time designate the number of directors which shall constitute the whole Board within the limitation specified in the preceding sentence. The number of directors shall initially be eight (8). The directors shall be divided into three classes as nearly equal in number as possible. Each director shall hold office for an initial term as set forth in Article Sixth of the Corporation's Certificate of Incorporation, and thereafter, shall hold office for a term of three (3) years. In the event of any increase or decrease in the number of authorized directorships, the newly created or eliminated directorships shall be apportioned by the Board of Directors among the classes as equally as possible. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

         SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this bylaw, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board or a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

         SECTION 5. NOTICE. Notice of any special meeting shall be given at least two (2) days prior thereto by telephone, by written notices delivered personally or mailed to each director at his address on file with the corporation, or by telegram or other form of electronic communication. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a

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director at any meeting  shall  constitute  a waiver of notice of such  meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 6. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that the Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive and one or more other committees, including, without limitation, an audit committee and a compensation committee, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors to the extent permitted by the Delaware General Corporation Law, but no such committee shall have the authority of the Board of Directors to [a] approve or recommend to stockholders actions or proposals required by Delaware law to be approved by the stockholders; [b] fill vacancies on the Board of Directors or on any of its committees; [c] adopt, amend or repeal bylaws; [d] authorize or approve reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or [e] authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a voting group, except that the Board of Directors may authorize a committee (or senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

         SECTION 8. VACANCIES. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum. A director elected to fill a vacancy shall hold office until the term of the Class to which he shall have been elected expires, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

         SECTION 9. COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors.

         SECTION 10. ACTION BY CONSENT OF DIRECTORS. Any action required or permitted to be taken at a meeting of the Board of Directors or at a meeting of a committee, may be taken without a meeting if a consent, in writing, setting forth the action so taken shall be signed by all of the directors, or all of the members of the committee, as the case may be, and included in minutes or filed with the corporate records.

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                                  ARTICLE IV.

                                    OFFICERS

         SECTION 1. DESIGNATION OF OFFICERS. The officers of the corporation shall be a president, one or more vice presidents, a treasurer, a secretary, and such other officers, including, without limitation, a chairman of the board, a chief executive officer, one or more assistant treasurers and one or more assistant secretaries, as may be provided by the Board of Directors and elected in accordance with the provisions of this article.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed from office in the manner hereinafter provided.

         SECTION 3. REMOVAL. Any officer elected by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 4. CHAIRMAN OF THE BOARD. The Board of Directors shall appoint one of its members to be chairman of the board to serve at the pleasure of the Board. He shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. The chairman of the board shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

         SECTION 5. PRESIDENT. The Board of Directors shall appoint the president of the corporation. The president may sign, with the secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; he shall have authority to vote all shares of stock in other corporations owned by the corporation, unless the Board of Directors designates and appoints another person as proxy for the corporation; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. In the event the Board does not appoint a chief executive officer or in his absence or in the event of his inability or refusal to act, the

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president shall perform the duties of chief executive officer.  The Board in its discretion may appoint the same member to the office of chairman of the board and president. When the member of the Board holds the office of chairman of the board and president, a vice chairman of the board shall be appointed to preside at any meeting of the Board at which the chairman is not present.

         SECTION 6. CHIEF EXECUTIVE OFFICER. The chief executive officer shall be the principal executive officer of the corporation and shall in general supervise and control all of the business affairs of the corporation and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. The Board in its discretion may appoint the same member to the office of chief executive officer and chairman of the board and/or president.

         SECTION 7. VICE PRESIDENT. The Board shall appoint as many vice presidents as it deems necessary and may designate one or more vice presidents as senior vice president of the corporation. Such senior vice president (or in the event no senior vice president is appointed, the vice president in the order designated at the time of their election or, in the absence of any designation, then in the order of their appointment) shall, in the absence of the president and chief executive officer or in the event of his or their inability or refusal to act, perform the duties of such office(s) and, when so acting, shall have all the powers of and be subject to all the restrictions upon such office(s). Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to them by the president or by the Board of Directors.

         SECTION 8. TREASURER. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: [a] have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; [b] in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or the Board of Directors.

         SECTION 9. SECRETARY. The secretary shall: [a] keep the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; [b] see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; [c] be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; [d] keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; [e] in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The secretary may also be designated as registrar of the corporation. Both the secretary and the registrar of the corporation shall have authority to sign with the president, or vice president, certificates for

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shares of the  corporation,  the issue of which  shall have been  authorized  by resolution of the Board of Directors, have general charge of the stock transfer books of the corporation and take all actions necessary for transfer of shares on the books of the corporation.

         SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries, as and if authorized by the Board of Directors, may sign with the president or vice president certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers and assistant secretaries in general shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the Board of Directors.

                                   ARTICLE V.

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized in advance or by ratification, by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ORDERS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.


                                  ARTICLE VI.

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. STOCK CERTIFICATES AND UNCERTIFICATED SHARES. The shares of stock in the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation's stock shall be uncertificated shares. Any such resolution shall not apply to

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

shares represented by a certificate theretofore issued until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the corporation by the chairman or vice chairman of the Board of Directors, if any, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the corporation, representing the number of shares of stock registered in certificate form owned by such holder. Any signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

         SECTION 2. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                  ARTICLE VII.

                                   FISCAL YEAR

                  The fiscal year of the corporation shall begin on the first day of January and end on the last day of December of each calendar year.


                                 ARTICLE VIII.

                                WAIVER OF NOTICE

                  Whenever any notice whatever is required to be given under the provisions of these bylaws, or under the provisions of the Certificate of Incorporation, or under the provisions of the corporation laws of the State of Delaware, waiver thereof in writing, signed by the person, or persons, entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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                                  ARTICLE IX.

                               AMENDMENT OF BYLAWS

                  The Board of Directors may alter, amend or rescind the bylaws, subject to the rights of stockholders to replace or modify such actions.


                                   ARTICLE X.

                                    AUDITORS

                  The corporation's books of account shall be examined annually by an independent firm of public accountants whose selection shall be made by the Board of Directors after recommendation by management. Upon completion of the examination by the auditors, a report shall be prepared and submitted to the Board of Directors.